EXHIBIT 31.4

CERTIFICATION PURSUANT TO RULES 13A-14(A) AND 15D-14(A)

I, Kyle Ross, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Signature Group Holdings, Inc. (this “Form 10-K/A”); and

2.	Based on my knowledge, this Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Form 10-K/A.

Date: April 30, 2013

/s/ Kyle Ross
Kyle Ross
Executive Vice President and Chief Financial Officer